UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 30, 2014 (October 27, 2014)

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(Address of principal executive offices, including zip code)

(303) 792-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers Compensatory Arrangements of Certain Officers.

On October 27, 2014, James R. Holland, Jr. resigned from the board of directors of National CineMedia, Inc. (the “Company”), effective October 27, 2014. Mr. Holland’s resignation did not result from any disagreement with the Company. Mr. Holland was the Company’s lead director and was a member of the Company’s Audit Committee at the time of his resignation. On October 29, 2014, the Board of Directors appointed Scott N. Schneider as its new lead director and appointed Lawrence A. Goodman to its Audit Committee. Mr. Holland was designated to the board of directors by Cinemark Media, Inc. and its affiliates (“Cinemark”) pursuant to the Director Designation Agreement, dated as of February 13, 2007, between the Company and its founding members, Cinemark, American Multi-Cinema Inc. and its affiliates and Regal CineMedia Holdings, LLC and its affiliates (the “Director Designation Agreement”). Pursuant to the Director Designation Agreement, Cinemark will designate a replacement director, which individual has not been identified at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: October 30, 2014	By:	/s/ Ralph E. Hardy
Ralph E. Hardy
Executive Vice President, General Counsel and Secretary

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